Exhibit 15.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-266075) of our report dated May 15, 2026, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audit of the consolidated financial statements of Forafric Global PLC and Subsidiaries, which is included in this annual report on Form 20-F.

/s/ UHY LLP

Melville, NY

May 15, 2026

A member of UHY international, a network of independent accounting and consulting firms